UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   June 28, 2006 (June 22, 2006)

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, IN		47725

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

          On June 22, 2006, Shoe Carnival, Inc. (the “Company”) entered into a Lease (the “Lease”) with Outback Holdings, LLC (“Landlord”), pursuant to which the Company agreed to lease from Landlord the Company’s new corporate headquarters (including real estate, building and improvements) for an initial term of 15 years, commencing on the later of March 1, 2007 or the date of substantial completion of the building and related improvements.  The Company has the right to extend the initial lease term for up to three additional, successive periods of five years each.  The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10-D hereto and is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Exhibit

10-D	Lease, dated as of June 22, 2006, by and between Shoe Carnival, Inc. and Outback Holdings, LLC

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: June 28, 2006	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and
Chief Financial Officer

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